Exhibit 99.1

Intrusion Inc. Reports Third Quarter 2024 Results

Improved Intrusion Shield customer penetration continues to enhance financial performance

PLANO, Texas, November 12, 2024 (ACCESSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the third quarter ended September 30, 2024.

Recent Financial & Business Highlights:

•	Intrusion Shield revenue for the third quarter increased by 49% on a sequential basis.
•	Awarded a $2.0 million contract with the U.S. Department of Defense for cybersecurity services.
•	Experienced zero Intrusion Shield customer churn during the third quarter.
•	Signed 7 new Intrusion Shield logos during the third quarter, bringing the year-to-date total new logo count to 18.

“During the third quarter, we continued to make progress toward improving our financial performance, highlighted by the forty-nine percent improvement in Intrusion Shield revenues we experienced on a sequential basis,” said Tony Scott, CEO of Intrusion. “This improvement in our performance was driven by both our recently announced two-million-dollar Shield and Consulting contract that we signed with the U.S. Department of Defense to support its growing cybersecurity efforts and the addition of several other new Intrusion Shield logos over the past few quarters. We’re encouraged by the strong momentum we are seeing for our Shield technology, and we anticipate this growth will help further improve our financial results in both the fourth quarter and in 2025.”

Third Quarter Financial Results

Revenue for the third quarter of 2024 was $1.5 million, an increase of 3% on a sequential basis. The sequential increase in revenue during the third quarter of 2024 was driven by new customers signed in recent quarters, including the U.S. Department of Defense award for the use of both Intrusion Shield technology and Consulting services.

The gross profit margin was 77% for the third quarter of 2024, compared to 78% in the third quarter of 2023. Gross margin will vary based on product mix.

Operating expenses in the third quarter of 2024 were $3.2 million, an increase of $0.1 million sequentially and a decrease of $0.6 million from the comparable quarter of last year.

The net loss from operating activities for the third quarter of 2024 was $(2.0) million, representing a $0.7 million or 24% improvement on a year-over-year basis. The improvement was driven by lower operating expenses.

The net loss for the third quarter of 2024 was $(2.1) million, or $(0.35) per share, compared to a net loss of $(3.2) million, or $(2.78) per share for the third quarter of 2023. The significantly lower net loss is a result of both reduced operating expenses and reduced interest expense as a result of converting $9.5 million of senior debt to equity earlier in the year.

As of September 30, 2024, cash and cash equivalents were $1.1 million.

Conference Call

Intrusion’s management will host a conference call today at 5:00 P.M., EST. Interested investors can access the live call by dialing 1-888-506-0062, or 1-973-528-0011 for international callers, and providing the following access code: 846531. The call will also be webcast live (https://www.webcaster4.com/Webcast/Page/3014/51213). For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. EST until November 26, 2024, by dialing 1-877-481-4010, or 1-919-882-2331 for international callers, and entering the following access code: 51213. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working with government entities, the company released its first commercial product in 2021. Intrusion Shield allows businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known or unknown malicious connections from entering or exiting a network to help protect against zero-day and ransomware attacks. Incorporating Intrusion Shield into a network elevates an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitations, comments about the performance of protections provided by our Intrusion Shield product and any other words that react to management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof. They involve several risks and uncertainties, including, without limitation, the chances that our products and solutions do not perform as anticipated or do not meet with widespread market acceptance. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including risks that we have detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors."

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion Inc.

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INTRUSION INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,051	$139
Accounts receivable, net	924	364
Prepaid expenses and other assets	500	635
Total current assets	2,475	1,138
Noncurrent Assets:
Property and Equipment:
Equipment	1,886	2,069
Capitalized software development	3,688	2,791
Leasehold improvements	18	15
Property and equipment	5,592	4,875
Accumulated depreciation and amortization	(2,515)	(1,955)
Property and equipment, net	3,077	2,920
Finance leases, right-of-use assets, net	154	382
Operating leases, right-of-use assets, net	1,434	1,637
Other assets	274	171
Total noncurrent assets	4,939	5,110
TOTAL ASSETS	$7,414	$6,248

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable, trade	$1,142	$2,215
Accrued expenses	402	222
Finance lease liabilities, current portion	261	384
Operating lease liabilities, current portion	232	178
Notes payable	1,118	10,823
Deferred revenue	298	439
Total current liabilities	3,453	14,261

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	–	3
Operating lease liabilities, noncurrent portion	1,394	1,539
Total noncurrent liabilities	1,394	1,542

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Series A preferred stock, $0.01 par value: Authorized shares – 20; Issued and outstanding shares – 9 in 2024 and 0 in 2023	8,946	–
Common stock, $0.01 par value: Authorized shares – 80,000; Issued shares – 7,516 in 2024 and 1,848 in 2023; Outstanding shares – 7,515 in 2024 and 1,847 in 2023	75	18
Common stock held in treasury, at cost – 1 share	(362)	(362)
Additional paid-in capital	110,001	101,049
Accumulated deficit	(116,050)	(110,217)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity (deficit)	2,567	(9,555)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$7,414	$6,248

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 INTRUSION INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Revenue	$1,504	$1,468	$4,095	$4,245
Cost of revenue	344	324	920	967

Gross profit	1,160	1,144	3,175	3,278

Operating expenses:
Sales and marketing	1,207	1,357	3,542	4,518
Research and development	1,150	1,171	3,204	4,418
General and administrative	841	1,309	2,972	4,000

Operating loss	(2,038)	(2,693)	(6,543)	(9,658)

Interest expense	(12)	(211)	(274)	(729)
Interest accretion and amortization of debt issuance costs, net	–	(309)	990	(730)
Other (expense) income, net	–	2	(6)	43

Net loss	$(2,050)	$(3,211)	$(5,833)	$(11,074)

Net loss per share:
Basic	$(0.35)	$(2.78)	$(1.49)	$(10.13)
Diluted	$(0.35)	$(2.78)	$(1.49)	$(10.13)

Weighted average common shares outstanding:
Basic	6,557	1,154	4,264	1,093
Diluted	6,557	1,154	4,264	1,093

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